                                                                     EXHIBIT 3.5


                              AGREEMENT OF MERGER

                                       OF

                            SANDUSKY PLASTICS, INC.
                            (a Delaware corporation)

                                      AND

                              ENVIRODYNE WN CORP.
                            (a Delaware corporation)


         AGREEMENT OF MERGER approved on December 29, 1988, by Sandusky Plastics, Inc. a business corporation of the State of Delaware, and by resolution adopted by its Board of Directors on said day, and approved on December 29, 1988, by Envirodyne WN Corp., a business corporation of the State of Delaware, and by resolution adopted by its Board of Directors on said date.

         WHEREAS, Sandusky Plastics, Inc. is a business corporation of the State of Delaware with its registered office therein located at 1013 Lancaster Pike, City of Wilmington, County of New Castle; and

         WHEREAS, the total number of shares of stock which Sandusky Plastics, Inc. has authority to issue is 3,000, all of which are of one class and of a par value of $.01 each; and

         WHEREAS, Envirodyne WN Corp. is a business corporation of the State of Delaware with its registered office therein located at 229 South State Street, City of Dover, County of Kent; and

         WHEREAS, the total number of shares of stock which Envirodyne WN Corp. has authority to issue is 50,000, all of which are of one class and of a par value of $1.00 each; and

         WHEREAS, Sandusky Plastics, Inc. and Envirodyne WN Corp. and the respective Boards of Directors thereof deem it advisable and to the advantage, welfare and best interests of said corporations and their respective stockholders to merge Sandusky Plastics, Inc. with and into Envirodyne WN Corp. pursuant to the provisions of the General Corporation Law of the State of Delaware upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly approved by a resolution adopted by the Board of Directors of Sandusky Plastics, Inc. and duly approved by a resolution adopted by the Board of Directors of Envirodyne WN Corp. the Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Agreement set forth.

         1. Sandusky Plastics, Inc. and Envirodyne WN Corp. shall, pursuant to the provisions of the General Corporation Law of the State of Delaware, be merged with and into a single corporation, to wit, Envirodyne WN Corp., which shall be the surviving corporation from and after the effective time of the merger, and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under the name Sandusky Plastics, Inc. pursuant to the provisions of the General Corporation Law of the State of Delaware.

         The separate existence of Sandusky Plastics, Inc., which is hereinafter sometimes referred to as the "terminating corporation", shall cease at the said effective time in accordance with the provisions of said General Corporation Law of the State of Delaware.

         2. The Certificate of Incorporation of the surviving corporation, as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation except that Article I thereof, relating to the name of the corporation is hereby amended and changed so as to read as follows at the effective time of the merger:

                        "The name of the corporation is

                            SANDUSKY PLASTICS, INC."

and said Certificate of Incorporation as herein amended and changed shall continue in full force and effect until further amended and changed int he manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

         3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Delaware.

         4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

         5. Each issued share of the terminating corporation shall, at the effective time of the merger, be retired and not converted into any shares of the surviving corporation. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective time of the merger shall continue to represent one issued share of the surviving corporation.

         6. In the event that this Agreement of Merger shall have been fully adopted upon behalf of the terminating corporation and of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Delaware, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the state of Delaware and elsewhere to effectuate the merger herein provided for.

         7. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered and directed to do any and all acts and things, and to make, execute, deliver, file and record any and all instruments, papers and documents which shall be or become necessary, proper or convenient to carry out or put into effect any of the provisions of this Agreement of Merger or of the merger herein provided for.

         IN WITNESS WHEREOF, this Agreement of Merger is hereby signed and attested upon behalf of each of the constituent corporations parties thereto.

Dated:   December 29, 1988

                                        SANDUSKY PLASTICS, INC.

                                        By:
                                            ----------------------------
                                            Thomas J. Aylward, President

Attest:

- ---------------------------
Maxine H. Linde
Assistant Secretary


Dated:   December 29, 1988


                                        ENVIRODYNE WN CORP.

                                        By:
                                            ----------------------------
                                            Maxine H. Linde, President

Attest:

- -----------------------------
Lawrence C. Henry
Secretary

                       CERTIFICATE OF ASSISTANT SECRETARY

                                       OF

                            SANDUSKY PLASTICS, INC.

The undersigned, being the Assistant Secretary of Sandusky Plastics, Inc., does hereby certify that the sole stockholder of all the outstanding stock of said corporation consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, to the adoption of the foregoing Agreement of Merger.

Dated:   December 29, 1988



                                            ----------------------------
                                            Maxine H. Linde

                       CERTIFICATE OF ASSISTANT SECRETARY

                                       OF

                              ENVIRODYNE WN CORP.

The undersigned, being the Assistant Secretary of Envirodyne WN Corp., does hereby certify that the sole stockholder of all the outstanding stock of said corporation consented in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware, to the adoption of the foregoing Agreement of Merger.

Dated:   December 29, 1988



                                            ----------------------------
                                            Lawrence C. Henry

                             CERTIFICATE OF MERGER

                                       OF

                          INTERNATIONAL LINCOLN CORP.

                                      INTO

                              ENVIRODYNE WN CORP.


                 The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                 DOES HEREBY CERTIFY:

                 FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                   Name                         State of Incorporation
    INTERNATIONAL LINCOLN CORP.                      Delaware
    ENVIRODYNE WN CORP.                              Delaware

                 SECOND: That an agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of sub-section (c) of section 251 of the General Corporation Law of the State of Delaware.

                 THIRD: The name of the surviving corporation of the merger is ENVIRODYNE WN CORP.

                 FOURTH: That the Certificate of Incorporation of ENVIRODYNE WN CORP. shall become the Certificate of Incorporation of the surviving corporation without change.

                 FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 1180 South Beverly Drive, Suite 601, Los Angeles, California 90035.

                 SIXTH: That a copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

                 SEVENTH: This Certificate of Merger shall be effective on April 4, 1975.

                                        ENVIRODYNE WN CORP.

                                        By:
                                            ----------------------------
                                                  President

ATTEST:

By:
    ------------------------
           Secretary


(Corporate Seal)

                          CERTIFICATE OF INCORPORATION

                                       OF

                              ENVIRODYNE WN CORP.

         1.      The name of the corporation is

                              ENVIRODYNE WN CORP.

         2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is fifty thousand (50,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to fifty Thousand Dollars ($50,000.00)

         5. The name and mailing address of each incorporator is as follows:

                 NAME                         MAILING ADDRESS

         B. A. Pennington                100 West Tenth Street
                                         Wilmington, Delaware 19801

         W. J. Reif                      100 West Tenth Street
                                         Wilmington, Delaware 19801

         R. F. Andrews                   100 West Tenth Street
                                         Wilmington, Delaware 19801

         6.      The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

         8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 to Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 12th day of February, 1975.

                                            B. A. Pennington
                                            ----------------------------


                                            W. J. Reif
                                            ----------------------------


                                            R. F. Andrews
                                            ----------------------------